UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2010

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 698-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Amendment No. 4 to Agreement and Plan of Merger

On May 19, 2010, Cano Petroleum, Inc. (“Cano”), Resaca Exploitation, Inc., a Texas corporation (“Resaca”), and Resaca Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Resaca (“Merger Sub”), entered into Amendment No. 4 to Agreement and Plan of Merger (the “Amendment”), which amends that certain Agreement and Plan of Merger dated September 29, 2009, by and among Cano, Resaca and Merger Sub (as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated February 25, 2010, by and among Cano, Resaca and Merger Sub, that certain Amendment No. 2 to Agreement and Plan of Merger dated April 1, 2010, by and among Cano, Resaca and Merger Sub and that certain Amendment No. 3 to Agreement and Plan of Merger dated April 28, 2010, by and among Cano, Resaca and Merger Sub, the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Cano (the “Merger”).

The Amendment modifies the method pursuant to which Resaca will solicit proxies relating to obtaining the necessary approvals of the agenda items to be voted upon at the meeting of shareholders of Resaca that has been called to obtain approval of the Merger, among other things.

The summary of the Amendment set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Resaca and Cano.  In connection with the proposed transaction, Resaca and Cano (a) filed documents with the SEC, including the filing by Resaca of a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus, (b) plan to publish an admission document for the purpose of admitting the issued common stock of the enlarged group to trading on the AIM market of the London Stock Exchange (the “AIM”) and (c) plan to file with the AIM and the SEC other necessary documents regarding the proposed transaction.  Investors and security holders of Resaca and Cano are urged to carefully read the Proxy Statement/Prospectus and AIM admission document (when available) and other documents filed with AIM and the SEC by Resaca and Cano because they contain important information about the proposed transaction.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC by contacting Resaca Investor Relations at (713) 753-1441 or Cano Investor Relations at (817) 698-0900.  Investors and security holders may obtain free copies of the documents filed with the SEC and published in connection with the admission to the AIM on Resaca’s website at www.resacaexploitation.com or Cano’s website at www.canopetro.com.  Information filed with the SEC will be available on the SEC’s website at www.sec.gov.  Resaca, Cano and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction.  Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Proxy Statement/Prospectus and the AIM admission document described above.  Additional information regarding the directors and executive officers of Resaca is also included in Resaca’s website.  Additional information regarding Cano is available under its periodic reports which are filed with the SEC.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Amendment No. 4 to Agreement and Plan of Merger dated May 19, 2010, by and among Resaca, Cano and Merger Sub.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: May 19, 2010
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 4 to Agreement and Plan of Merger dated May 19, 2010, by and among Resaca, Cano and Merger Sub.